UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2013

INVENTTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Angel Falls Street, Las Vegas, Nevada	89142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 694-4885

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 29, 2013, Inventtech, Inc. (the “Company”) sent an Information Statement to its stockholders regarding certain actions to be taken by the Company. A copy of the Information Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As described in the Information Statement, on April 19, 2013, stockholders holding Four Million (4,000,000) shares of common stock, which constitutes a majority of the voting power of the Company, took action by written consent for the purpose of approving the Amended and Restated Articles of Incorporation of the Company to: (i) authorize an increase in the authorized common stock from One Hundred Million (100,000,000) shares of common stock to Two Hundred Million (200,000,000) shares of common stock, each with a par value of $0.0001 (the “Authorized Common Stock Amendment”); (ii) change the Company’s name to “Ener-Core Inc.” (the “Name Change Amendment”); (iii) effect certain other changes as further described in this Information Statement (the “Other Amendments”); and (iv) authorize a forward stock split of the Company’s issued and outstanding shares of common stock on a 30 for 1 share basis by way of a stock dividend (the “Forward Split”).

On April 23, 2013, the Authorized Common Stock Amendment and Other Amendments became effective upon filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State.

On May 6, 2013, upon approval from the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Company effected the Forward Split.

The approval of the Name Change Amendment by FINRA is still pending and will be deemed ratified and effective upon FINRA approval.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Name
99.1	Information Statement of Inventtech, Inc., dated April 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventtech Inc.,
a Nevada Corporation

Dated: May 10, 2013	By:	/s/ Bryson Ishii
Bryson Ishii President